Ameriprise Financial

Ameriprise Financial, Inc.
Minneapolis, MN

May 6, 2020

Ameriprise Financial Reports First Quarter 2020 Results

Earnings Per Diluted Share	
First Quarter 2020:	
GAAP	$15.88
Adjusted Operating	$5.41

Return on Equity, ex. AOCI	
First Quarter 2020:	
GAAP	59.5%
Adjusted Operating[(1)]	39.7%

Ameriprise announced that it raised its quarterly dividend 7 percent to $1.04 per share

- First quarter adjusted operating earnings per diluted share was $5.41, up 46 percent[(1)] reflecting strong business performance in a challenging environment and a tax benefit[(2)] from a projected net operating loss (NOL).
- In the quarter, the sizable difference between the company's GAAP and adjusted operating results was driven by the severity of the market dislocation in March, primarily related to widening in our credit spread and the valuation of derivatives used to hedge the company's variable annuity living benefit guarantees[(3)]. Management believes adjusted operating results best reflect underlying performance.
- Adjusted operating net revenue grew 4 percent to $3.0 billion[(1)] from strong client activity, net inflows and higher average equity markets, partially offset by lower interest rates.
- The company's risk management approach resulted in balance sheet fundamentals remaining strong in a challenging operating environment. Parent company liquidity was approximately $2 billion with significant additional liquidity available in the business segments. Excess capital was $1.7 billion after implementing VM-21, hedging strategies were 99 percent effective and the investment portfolio remains high quality with a net unrealized gain of $0.6 billion and limited impairments.
- Advice & Wealth Management and Asset Management generated approximately 74 percent of the company's revenue and 76 percent of pretax adjusted operating earnings in the quarter.
- Total pretax adjusted operating margin was 22.1 percent, which was in line with last year. Advice & Wealth Management margin was 22.3 percent and Asset Management net adjusted margin was 37.9 percent, reflecting excellent business fundamentals and well-managed expenses.
- The company maintained its strong track record of capital return and free cash flow, returning $512 million to shareholders in the quarter, with 2.5 million shares repurchased.

(1) Excluding the Auto & Home insurance business, which was sold in 2019.
(2) See page 2 for additional detail.
(3) See page 8 for reconciliation.

Perspective from Jim Cracchiolo, Chairman and Chief Executive Officer

"The global pandemic has caused a healthcare and economic crisis, as well as significant equity market declines, extreme volatility and record low interest rates. During this time, we have focused on our clients as well as protecting the health and safety of our employees and advisors. Ameriprise has remained strong.

"The strength of our first quarter results reflects the commitment of our team, as well as the power of our diversified business, advice value proposition and highly effective technology infrastructure. We had a good start to the year despite the challenging operating environment. Even with the vast majority of our employees and advisors working from home, we remained focused and delivered strong growth in client flows and near record levels of gross sales in Asset Management.

"With our excellent balance sheet and risk management, we have been able to absorb considerable market impacts. We completed the quarter with a sizable excess capital position that provides important flexibility, and we also have ample liquidity. Both our financial strength and ability to generate free cash flow across market cycles differentiate Ameriprise. We are able to continue executing our long-term strategy and return capital to shareholders. This includes raising our regular quarterly dividend 7 percent, the 16th increase over the last 15 years.

"While market conditions and the operating environment remain fluid, Ameriprise is in a strong position."

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Ameriprise Financial, Inc. First Quarter Summary Per Diluted Share Quarter Ended Quarter Ended March 31, % Over/ March 31, % Over/ (in millions, except per share amounts, unaudited) 2020 2019 (Under) 2020 2019 (Under) GAAP net income $ 2,036 $ 395 NM $ 15.88 $ 2.82 NM Adjusted operating earnings $ 694 $ 525 32% $ 5.41 $ 3.75 44% (see reconciliation on p. 8) GAAP Return on Equity, ex. AOCI 59.5% 32.5 % Adjusted Operating Return on Equity, ex. AOCI 39.7% 36.4 % Percent of pretax adjusted operating earnings from Advice & Wealth Management, excluding Corporate & Other 54% 50 % Percent of pretax adjusted operating earnings from Advice & Wealth Management and Asset Management, excluding Corporate & Other 76% 71 % Weighted average common shares outstanding: Basic 126.4 138.8 Diluted 128.2 140.1 NM Not Meaningful – variance equal to or greater than 100% Taxes The first quarter adjusted operating effective tax rate was negative 6.4 percent, or $42 million. The primary driver of the tax rate in the quarter was the forecasted utilization of NOLs that will be applied to prior year tax filings during 2020. The first quarter benefit associated with these NOLs was $144 million, or 65 percent of the forecasted full year 2020 total NOL benefit. 2

Ameriprise Financial, Inc.
Advice & Wealth Management Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended March 31, 2020	Quarter Ended March 31, 2019	% Over/ (Under)
Net revenues	$ 1,695	$ 1,554	9 %
Distribution expense	970	870	(11)%
G&A / other expense	347	334	(4)%
Pretax adjusted operating earnings	$ 378	$ 350	8 %
Pretax adjusted operating margin	22.3 %	22.5 %	

(in billions, unless otherwise noted)	Quarter Ended March 31, 2020	Quarter Ended March 31, 2019	% Over/ (Under)
Total client assets	$ 560	$ 588	(5)%
Wrap net flows	$ 6.1	$ 4.3	41 %
Brokerage cash balance	$ 32.7	$ 25.3	29 %
Average spread rate on brokerage cash balances (bps)	133	212	(79) bps
Adjusted operating net revenue per advisor (trailing 12 months - thousands)	$ 680	$ 628	8 %

Advice & Wealth Management demonstrated continued strength with an 8 percent increase in pretax adjusted operating earnings from strong client activity and higher average equity markets that more than offset the decline in short term interest rates. Pretax adjusted operating margin of 22.3 percent remained strong.

The company's business continuity capabilities ensured that advisors have the tools and information necessary to meet and exceed client needs in this volatile environment. Our excellent client service and strong technology foundation enable advisors to provide full-service transaction and advisory services to clients.

Adjusted operating net revenues increased 9 percent to $1.7 billion. Strong organic growth and higher average equity markets more than offset lower cash sweep revenue related to short term interest rate cuts in March. Quarter-to-date through February 2020, revenue increased 14 percent, with the market depreciation in March reducing the growth rate for the quarter. Bank assets increased $2.4 billion in the quarter to $6.2 billion. The bank substantially increased its fixed term investment strategy as credit spreads widened during the quarter, which will increase interest earnings going forward.

Strong business performance and higher activity levels drove an 11 percent increase in distribution expenses. General and administrative expenses, excluding bank-related expenses, increased 2 percent. This was in line with expectations as planned investments for future growth were partially offset by ongoing expense reengineering.

Total client assets grew 6 percent to $616 billion through February from strong client flows, however, total client assets ended the quarter at $560 billion following the market depreciation in March. Organic growth remained very strong with growth in client inflows as wrap flows reached a high of $6.1 billion in the quarter. Client brokerage cash balances increased 29 percent to $32.7 billion, with a significant increase in March as clients reallocated portfolios.

Adjusted operating net revenue per advisor on a trailing 12-month basis increased 8 percent to $680,000. Total advisors were 9,878, demonstrating solid advisor retention and experienced advisor recruiting with 80 advisors moving their practices to Ameriprise in the quarter.

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Ameriprise Financial, Inc.
Asset Management Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended March 31, 2020	Quarter Ended March 31, 2019	% Over/ (Under)
Net revenues	$ 686	$ 689	–
Distribution expense	231	223	(4)%
G&A / other expense	298	320	7%
Pretax adjusted operating earnings	$ 157	$ 146	8%
Pretax adjusted operating margin	22.9%	21.2%	
Net Pretax adjusted operating margin (1)	37.9%	33.6%	

(in billions)	Quarter Ended March 31, 2020	Quarter Ended March 31, 2019	% Over/ (Under)
Total segment AUM	$ 426	$ 459	(7)%
Net Flows			
Former parent company related new flows	$ (0.8)	$ (1.1)	27%
Global Retail net flows, excl. former parent flows	(2.7)	(3.4)	22%
Global Institutional net flows, excl. former parent flows	1.0	(2.7)	NM
Total segment net flows	$ (2.5)	$ (7.2)	66%

(1) See Reconciliation on page 13

NM Not Meaningful – variance equal to or greater than 100%

Asset Management pretax adjusted operating earnings were $157 million, up $11 million, reflecting higher average equity markets. Excluding a performance fee adjustment, pretax adjusted operating earnings were $172 million, up 18 percent. First quarter net pretax adjusted operating margin remained strong at 37.9 percent.

Adjusted operating revenues increased 2 percent versus last year, excluding the performance fee adjustment, as growth in average equity markets and higher fee net inflows more than offset the cumulative impact of net outflows. Through February, adjusted operating revenues grew 9 percent, however, the market dislocation in March resulted in revenues for the quarter that were flat to a year ago.

Adjusted operating expenses decreased 3 percent as a 7 percent decline in general and administrative and other expenses was partially offset by higher distribution expenses.

In the quarter, retail gross sales increased 50 percent, reflecting strong execution of business growth strategies, which reduced net outflows to $2.5 billion, a $4.7 billion improvement from a year ago. Net inflows in January and February were $2.1 billion[2], with elevated redemptions in March resulting in net outflows for the quarter. Global institutional inflows were $1.0 billion. Excluding former parent flows, total net outflows were $1.7 billion, including a $1.3 billion very low fee institutional redemption that was anticipated.

(2) Excluding former parent flows

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Ameriprise Financial, Inc.
Annuities and Protection Segments Adjusted Operating Results

(in millions, unaudited)	Quarter Ended March 31, 2020	Quarter Ended March 31, 2019	% Over/ (Under)
Annuities			
Net revenues	$ 589	$ 604	(2%)
Expenses	494	476	(4%)
Pretax adjusted operating earnings	$ 95	$ 128	(26%)
Variable annuity pretax adjusted operating earnings	$ 93	$ 115	(19%)
Fixed annuity pretax adjusted operating earnings	2	13	(85%)
Total pretax adjusted operating earnings	$ 95	$ 128	(26%)
Protection			
Net revenues	$ 257	$ 262	(2%)
Expenses	185	188	2%
Pretax adjusted operating earnings	$ 72	$ 74	(3%)

	Quarter Ended March 31, 2020	Quarter Ended March 31, 2019	% Over/ (Under)
Variable annuity ending account balances (billions)	$ 70.0	$ 76.9	(9%)
Fixed deferred annuity ending account balances (billions)	$ 8.2	$ 8.6	(5%)
Life insurance in force (billions)	$ 194.6	$ 194.9	–

Annuities pretax adjusted operating earnings were $95 million, down $33 million from the prior year.

Variable annuity pretax adjusted operating earnings decreased to $93 million. Operating net revenues increased 2 percent driven by market appreciation, which more than offset net outflows. Expenses increased 9 percent reflecting higher expected reserve accruals for living benefits that were compounded by market dislocation, as well as lower DAC amortization in the year ago quarter. Variable annuity sales improved 24 percent year-over-year to $1.1 billion and benefited from the launch of a structured product that accounted for approximately 10 percent of sales in the quarter.

Fixed annuity pretax adjusted operating earnings were $2 million, down from $13 million a year ago and $7 million last quarter, primarily reflecting continued low interest rates. Account balances declined 5 percent from limited new product sales and continued lapses.

Protection pretax adjusted operating earnings were $72 million compared to $74 million a year ago. Overall claims were slightly favorable but within expected ranges. VUL/UL cash sales were flat at $56 million as higher VUL sales offset lower indexed universal life sales.

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Ameriprise Financial, Inc.
Corporate & Other Segment Adjusted Operating Results

(in millions, unaudited)	Quarter Ended March 31, 2020	Quarter Ended March 31, 2019	% Over/ (Under)
Pretax adjusted operating earnings/(loss):			
Corporate & Other (excl. LTC and Auto & Home)	$ (52)	$ (78)	33 %
Long Term Care	$ 2	$ 6	(67)%

Corporate & Other pretax adjusted operating loss[1] was $52 million, down $26 million from the prior year, primarily due to the impact of share price depreciation on compensation expense and lower investment expenses.

Long Term Care pretax adjusted operating earnings were $2 million.

(1) Excluding Long Term Care and Auto & Home

Contacts

Investor Relations:

Alicia A. Charity
Ameriprise Financial
(612) 671-2080
alicia.a.charity@ampf.com

Stephanie M. Rabe
Ameriprise Financial
(612) 671-4085
stephanie.m.rabe@ampf.com

Media Relations:

Paul W. Johnson
Ameriprise Financial
(612) 671-0625
paul.w.johnson@ampf.com

About Ameriprise Financial

At Ameriprise Financial, we have been helping people feel confident about their financial future for more than 125 years. With extensive advisory, asset management and insurance capabilities and a nationwide network of approximately 10,000 financial advisors, we have the strength and expertise to serve the full range of individual and institutional investors' financial needs. For more information, or to find an Ameriprise financial advisor, visit ameriprise.com.

Ameriprise Financial Services, LLC offers financial planning services, investments, insurance and annuity products. Columbia Funds are distributed by Columbia Management Investment Distributors, Inc., member FINRA and managed by Columbia Management Investment Advisers, LLC. Threadneedle International Limited is an SEC- and FCA-registered investment adviser affiliate of Columbia Management Investment Advisers, LLC based in the U.K. RiverSource insurance and annuity products are issued by RiverSource Life Insurance Company, and in New York only by RiverSource Life Insurance Co. of New York, Albany, New York. Only RiverSource Life Insurance Co. of New York is authorized to sell insurance and annuity products in the state of New York. These companies are all part of Ameriprise Financial, Inc. CA License #0684538. RiverSource Distributors, Inc. (Distributor), Member FINRA.

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Forward-Looking Statements This news release contains forward-looking statements that reflect management’s plans, estimates and beliefs. Actual results could differ materially from those described in these forward-looking statements. Examples of such forward-looking statements include: ▪ statements of the company’s plans, intentions, positioning, expectations, objectives or goals, including those relating to asset flows, mass affluent and affluent client acquisition strategy, client retention and growth of our client base, financial advisor productivity, retention, recruiting and enrollments, the introduction, cessation, terms or pricing of new or existing products and services, acquisition integration, general and administrative costs, consolidated tax rate, return of capital to shareholders, and excess capital position and financial flexibility to capture additional growth opportunities; ▪ statements of the company’s position, future performance and ability to pursue business strategy and return of capital to shareholders relative to the spread and impact of the COVID-19 pandemic and the related market, economic, client, governmental and healthcare system response environments; ▪ statements about the forecasted full year 2020 total NOL benefit; ▪ other statements about future economic performance, the performance of equity markets and interest rate variations and the economic performance of the United States and of global markets; and ▪ statements of assumptions underlying such statements. The words “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “forecast,” “on track,” “project,” ”continue,” “able to remain”, “resume,” “deliver,” “develop,” “evolve,” “drive,” ”enable,” “flexibility,” “scenario, “case” and similar expressions are intended to identify forward- looking statements but are not the exclusive means of identifying such statements. Forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from such statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Management cautions readers to carefully consider the risks described in the “Risk Factors” discussion under Part 1, Item 1A of and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2019, and subsequent Quarterly Reports on Form 10-Q, available at ir.ameriprise.com. Management undertakes no obligation to update publicly or revise any forward-looking statements. The financial results discussed in this news release represent past performance only, which may not be used to predict or project future results. The financial results and values presented in this news release and the below- referenced Statistical Supplement are based upon asset valuations that represent estimates as of the date of this news release and may be revised in the company’s Form 10-Q for the quarter ended March 31, 2020. For information about Ameriprise Financial entities, please refer to the First Quarter 2020 Statistical Supplement available at ir.ameriprise.com and the tables that follow in this news release. Ameriprise Financial announces financial and other information to investors through the company’s investor relations website at ir.ameriprise.com, as well as SEC filings, press releases, public conference calls and webcasts. Investors and others interested in the company are encouraged to visit the investor relations website from time to time, as information is updated and new information is posted. The website also allows users to sign up for automatic notifications in the event new materials are posted. The information found on the website is not incorporated by reference into this release or in any other report or document the company furnishes or files with the SEC. 7

Ameriprise Financial, Inc.
Reconciliation Table: Earnings

(in millions, except per share amounts, unaudited)	Quarter Ended March 31, 2020	Quarter Ended March 31, 2019	Per Diluted Share Quarter Ended March 31, 2020	Per Diluted Share Quarter Ended March 31, 2019
Net income	$ 2,036	$ 395	$ 15.88	$ 2.82
Less: Net Income (loss) attributable to consolidated investment entities	(2)	–	(0.02)	–
Add: Integration/restructuring charges [1]	1	7	0.01	0.05
Add: Market impact on variable annuity guaranteed benefits [1]	(1,689)	142	(13.18)	1.02
Add: Market impact on fixed index annuity benefits[1]	(3)	–	(0.02)	–
Add: Mean reversion-related impacts [1]	61	(36)	0.47	(0.26)
Add: Market impact on indexed universal life benefits [1]	(91)	51	(0.71)	0.36
Add: Market impact on hedges on investments [1]	–	10	–	0.07
Add: Net realized investment (gains) Losses [1]	20	(9)	0.16	(0.06)
Less: Gain on disposal of business [1]	–	–	–	–
Add: Tax effect of adjustment [2]	357	(35)	2.78	(0.25)
Adjusted operating earnings	$ 694	$ 525	$ 5.41	$ 3.75
Less: Pretax impact of Auto & Home core results	–	9	–	0.06
Less: Tax effect of Auto & Home core results	–	(2)	–	(0.01)
Adjusted operating earnings excluding Auto & Home	$ 694	$ 518	$ 5.41	$ 3.70
Weighted average common shares outstanding:				
Basic	126.4	138.8		
Diluted	128.2	140.1		

[1] Pretax adjusted operating adjustment.
[2] Calculated using the statutory tax rate of 21%

8

Ameriprise Financial, Inc. Reconciliation Table: Pretax Adjusted Operating Earnings and Pretax Adjusted Operating Margin Quarter Ended March 31, (in millions, except per share amounts, unaudited) 2020 2019 Total net revenues $ 3,001 $ 3,118 Less: CIEs revenue 16 21 Less: Integration/restructuring charges – (3) Less: Net realized investment gains (losses) (20) 9 Less: Market impact on indexed universal life benefits 55 (17) Less: Mean reversion related impacts (1) – Less: Market impact of hedges on investments – (10) Less: Gain on disposal of business – – Adjusted operating total net revenues $ 2,951 $ 3,118 Less: Auto & Home revenue – 288 Adjusted operating total net revenues excluding Auto & Home $ 2,951 $ 2,830 Total expenses $ 650 $ 2,648 Less: CIEs expenses 18 21 Less: Integration/restructuring charges 1 4 Less: Market impact on variable annuity guaranteed benefits (1,689) 142 Less: Market impact on indexed universal life benefits (36) 34 Less: Market impact on fixed index annuity benefits (3) – Less: Mean reversion-related impacts 60 (36) Adjusted operating expenses $ 2,299 $ 2,483 Less: Auto & Home expenses – 279 Adjusted operating total net revenues excluding Auto & Home $ 2,299 $ 2,204 Pretax income $ 2,351 $ 470 Pretax adjusted operating earnings 652 635 Less: Auto & Home – 9 Pretax adjusted operating earnings excluding Auto & Home $ 652 $ 626 Pretax income margin 78.3% 15.1% Pretax adjusted operating margin 22.1% 20.4% 9

Ameriprise Financial, Inc.
Reconciliation Table: Advice & Wealth Management and Asset Management
Percent of Pretax Adjusted Operating Earnings [1]

(in millions, unaudited)	Quarter Ended March 31, 2020	Quarter Ended March 31, 2019
Advice & Wealth Management pretax adjusted operating earnings	$ 378	$ 350
Advice & Wealth Management and Asset Management pretax adjusted operating earnings	$ 535	$ 496
Annuities and Protection pretax adjusted operating earnings	$ 167	$ 202
Percent pretax adjusted operating earnings from Advice & Wealth Management	54%	50%
Percent pretax adjusted operating earnings from Advice & Wealth Management and Asset Management	76%	71%
Percent pretax adjusted operating earnings from Annuities and Protection	24%	29%

[1] Excludes Corporate & Other Segment

Ameriprise Financial, Inc.
Reconciliation Table: Advice & Wealth Management and Asset Management
Percent of Adjusted Operating Net Revenues [1]

(in millions, unaudited)	Quarter Ended March 31, 2020	Quarter Ended March 31, 2019
Advice & Wealth Management pretax adjusted operating revenues	$ 1,695	$ 1,554
Advice & Wealth Management and Asset Management pretax adjusted operating revenues	$ 2,381	$ 2,243
Annuities and Protection pretax adjusted operating revenues	$ 846	$ 866
Percent pretax adjusted operating revenues from Advice & Wealth Management	53%	50%
Percent pretax adjusted operating revenues from Advice & Wealth Management and Asset Management	74%	72%
Percent pretax adjusted operating revenues from Annuities and Protection	26%	28%

[1] Excludes Corporate & Other Segment

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Ameriprise Financial, Inc. Reconciliation Table: General and Administrative Expense Quarter Ended March 31, (in millions, unaudited) 2020 2019 General and administrative expense $ 753 $ 805 Less: CIE expenses 1 1 Less: Integration/restructuring charges 1 4 Adjusted operating general and administrative expense $ 751 $ 800 Ameriprise Financial, Inc. Reconciliation Table: Effective Tax Rate Quarter Ended March 31, 2020 Adjusted (in millions, unaudited) GAAP Operating Pretax income $ 2,351 $ 652 Income tax provision $ 315 $ (42) Effective tax rate 13.4% (6.4%) Ameriprise Financial, Inc. Reconciliation Table: Effective Tax Rate Quarter Ended March 31, 2019 Adjusted (in millions, unaudited) GAAP Operating Pretax income $ 470 $ 635 Income tax provision $ 75 $ 110 Effective tax rate 15.9% 17.3% 11

Ameriprise Financial, Inc. Reconciliation Table: Advice & Wealth Management Revenues Quarter Ended March 31, % Over/ 2020 2019 (Under) AWM general and administrative expenses $ 345 $ 331 (4%) Less: Bank general and administrative expenses 11 4 NM Adjusted AWM general and administrative expenses $ 334 $ 327 (2%) NM Not Meaningful – variance equal to or greater than 100% Ameriprise Financial, Inc. Reconciliation Table: Asset Management Revenues Quarter Ended March 31, % Over/ 2020 2019 (Under) Net revenues $ 686 $ 689 – Less: Performance fee adjustment (19) – NM Adjusted net revenues $ 705 $ 689 2 % NM Not Meaningful – variance equal to or greater than 100% Ameriprise Financial, Inc. Reconciliation Table: Asset Management Pretax Operating Earnings Quarter Ended March 31, % Over/ 2020 2019 (Under) Pretax adjusted operating earnings $ 157 $ 146 8 % Less: Performance fee adjustment (15) – NM Pretax adjusted operating earnings $ 172 $ 146 18 % NM Not Meaningful – variance equal to or greater than 100% 12

Ameriprise Financial, Inc. Reconciliation Table: Asset Management Net Pretax Adjusted Operating Margin Quarter Ended March 31, (in millions, unaudited) 2020 2019 Adjusted operating total net revenues $ 686 $ 689 Less: Distribution pass through revenues 186 179 Less: Subadvisory and other pass through revenues 78 81 Net adjusted operating revenues $ 422 $ 429 Pretax adjusted operating earnings $ 157 $ 146 Less: Adjusted operating net investment income – 6 Add: Amortization of intangibles 3 4 Net adjusted operating earnings $ 160 $ 144 Pretax adjusted operating margin 22.9% 21.2% Net adjusted operating revenues 37.9% 33.6% 13

Ameriprise Financial, Inc.

Reconciliation Table: **Return on Equity (ROE) Excluding Accumulated Other Comprehensive Income "AOCI"**

(in millions, unaudited)	Twelve Months Ended March 31, 2020	Twelve Months Ended March 31, 2019
Net income	$ 3,534	$ 1,899
Less: Adjustments[1]	1,175	(229)
Adjusted operating earnings	2,359	2,128
Less: Auto & Home, net of tax[2]	3	(5)
Adjusted operating earnings excluding Auto & Home	$ 2,356	$ 2,133
Total Ameriprise Financial, Inc. shareholders' equity	$ 6,058	$ 5,704
Less: Accumulated other comprehensive income, net of tax	121	(137)
Total Ameriprise Financial, Inc. shareholders' equity excluding AOCI	5,937	5,841
Less: Equity impacts attributable to the consolidated investment entities	1	1
Adjusted operating equity	$ 5,936	$ 5,840
Return on equity excluding AOCI	59.5%	32.5%
Adjusted operating return on equity excluding AOCI[3]	39.7%	36.4%
Adjusted operating return on equity excluding AOCI and Auto & Home	39.7%	36.5%

(1) Adjustments reflect the trailing twelve months' sum of after-tax net realized investment gains/losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; mean reversion related impacts; gain or loss on disposal of business that is not considered discontinued operations; integration/restructuring charges; and the impact of consolidating certain investment entities. After-tax is calculated using the statutory tax rate of 21%.

(2) After-tax is calculated using the statutory tax rate of 21%.

(3) Adjusted operating return on equity excluding accumulated other comprehensive income (AOCI) is calculated using the trailing twelve months of earnings excluding the after-tax net realized investment gains/losses, net of deferred sales inducement costs ("DSIC") and deferred acquisition costs ("DAC") amortization, unearned revenue amortization and the reinsurance accrual; market impact on variable annuity guaranteed benefits, net of hedges and related DSIC and DAC amortization; the market impact on indexed universal life benefits, net of hedges and related DAC amortization, unearned revenue amortization, and the reinsurance accrual; the market impact on fixed index annuity benefits, net of hedges and the related DAC amortization; the market impact of hedges to offset interest rate changes on unrealized gains or losses for certain investments; mean reversion related impacts; gain or loss on disposal of business that is not considered discontinued operations; integration/restructuring charges; the impact of consolidating certain investment entities; and discontinued operations in the numerator, and Ameriprise Financial shareholders' equity excluding AOCI and the impact of consolidating investment entities using a five-point average of quarter-end equity in the denominator. After-tax is calculated using the statutory tax rate of 21%.

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Ameriprise Financial, Inc. Consolidated GAAP Results Quarter Ended March 31, % Over/ 2020 2019 (Under) Revenues Management and financial advice fees $ 1,770 $ 1,627 9 % Distribution fees 464 480 (3)% Net investment income 328 397 (17) % Premiums 91 371 (75) % Other revenues 373 278 34% Gain on Disposal of Business – – – Total revenues 3,026 3,153 (4) % Banking and deposit interest expense 25 35 (29) % Total net revenues 3,001 3,118 (4) % Expenses Distribution expenses 995 900 (11) % Interest credited to fixed accounts 91 204 55% Benefits, claims, losses and settlement expenses (1,747) 670 NM Amortization of deferred acquisition costs 512 16 NM Interest and debt expense 46 53 13% General and administrative expense 753 805 6% Total expenses 650 2,648 75% Pretax income 2,351 470 NM Income tax provision 315 75 NM Net income $ 2,036 $ 395 NM NM Not Meaningful – variance equal to or greater than 100% 15